EXHIBIT 15.1

August 2, 2018

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

Re:	The Goldman Sachs Group, Inc.
Registration Statements on Form S-8
(No. 333-80839)
(No. 333-42068)
(No. 333-106430)
(No. 333-120802)

Registration Statements on Form S-3
(No. 333-219206)

Commissioners:

We are aware that our report dated August 2, 2018, on our review of the consolidated statement of financial condition of The Goldman Sachs Group, Inc. and its subsidiaries (the “Company”) as of June 30, 2018, the related consolidated statements of earnings for the three and six months ended June 30, 2018 and 2017, the consolidated statements of comprehensive income for the three and six months ended June 30, 2018 and 2017, the consolidated statement of changes in shareholders’ equity for the six months ended June 30, 2018, and the consolidated statements of cash flows for the six months ended June 30, 2018 and 2017 included in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2018, is incorporated by reference in the registration statements referred to above. Pursuant to Rule 436(c) under the Securities Act of 1933 (the “Act”), such report should not be considered a part of such registration statements, and is not a report within the meaning of Sections 7 and 11 of the Act.

Very truly yours,

/s/ PRICEWATERHOUSECOOPERS LLP